UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 11, 2007 deltathree, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-28063	13-4006766
(Commission File Number)	(IRS Employer Identification No.)

75 Broad Street, New York, NY	10004
(Address of Principal Executive Offices)	(Zip Code)

(212) 500-4850
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2007, Guy Gussarsky, the Executive Vice President of Sales and Business Development of deltathree, Inc. (the “Company”), informed the Company of his resignation from his position which has been accepted by the Company. After serving the Company in various roles for the past 6 years, Mr. Gussarsky is leaving to pursue an opportunity as the chief executive officer of another company. Mr. Gussarsky will remain with the Company in his current position for approximately one month in order to ensure an effective transition.

Item 8.01. Other Events.

Effective January 9, 2007, the Company appointed Effi Baruch to the position of Senior Vice President of Operations and Technology for the Company. Previously, Mr. Baruch was the Company’s Vice President of Engineering and Network Operations. Mr. Baruch has been with the Company since 1998 and has served in various technology and operations positions at the Company.

Effective January 9, 2007, the Company appointed Eugene Serban as the Company’s General Counsel and Secretary. Previously, Mr. Serban was the Company’s Corporate Counsel and Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

deltathree, Inc.
(Registrant)

Date: January 12, 2007	By:	/s/ Shimmy Zimels
Shimmy Zimels
Chief Executive Officer and President